[Letterhead of Wadleigh, Starr, Peters,
Dunn & Chiesa]

               November 22, 1996

American Skiing Company
P.O. Box 450
Bethel, ME 04217

Re:  Registration Statement on Form S-4 -
- File No. 333-9763

Ladies and Gentlemen:

     We have acted as special local New
Hampshire counsel to Waterville Valley
Ski Area Ltd., a New Hampshire
corporation in connection with the
issuance of the Subsidiary Guarantees and the Subordinated Note Subsidiary
Guarantees by Waterville Valley Ski Area,
Ltd. of the obligations of American
Skiing Company as evidenced by the New
Notes and the New Subordinated Notes.
Terms in the opinion given herein are
defined in the Registration Statement
dated August 8, 1996 pertaining to the
American Skiing Company $120,000,000 12%
Senior Subordinated Notes due 2006 and
$39,132,000 of 13 3/4% Subordinated
Discount Notes due 2007 (the "Notes").

     The opinion given herein is
retrospective as of June 28, 1996 and is limited to the laws of the State of New
Hampshire.  We express no opinion with
respect to federal laws.  We express no
opinion with respect to anti-fraud
provisions of any state or federal
securities law or any state or federal
anti-trust law, and no opinion is
rendered regarding the accuracy of the
Registration Statement.

     We have examined the following
documents:

     (i)  A copy of the Subsidiary
          Guarantee attached as Exhibit D
          to a copy of the executed
          Indenture and Article 11 of the
          Indenture;

     (ii) A copy of the Subordinated Note
          Subsidiary Guarantee attached
          as Exhibit D to a copy of the
          executed Subordinated Note
          Indenture and Article 11 of the
          Subordinated Note Indenture;

     (iii)     A copy of the Articles of
          Incorporation of Waterville
          Valley Ski Area Ltd., and all
          amendments thereto (the
          "Articles"), on file in the
          office of the Secretary of
          State for the State of New
          Hampshire, as certified by said
          Secretary of State attesting to
          the continued corporate
          existence of Waterville Valley
          Ski Area Ltd., as of October
          28, 1996;

     (iv) A copy of the By-Laws of
          Waterville Valley Ski Area
          Ltd., as certified by its Clerk
          as of June 28, 1996 (the "By-
          Laws");

     (v)  A copy of the Unanimous Consent
          of the sole director of
          Waterville Valley Ski Area
          Ltd., certified by its Clerk as
          being adopted on June 28, 1996,
          with respect to the authority
          to issue, and the execution and
          delivery of the documents
          necessary to guaranty the
          indebtedness incurred by
          American Skiing Company;

     (vi) A certification by the
          Treasurer of Waterville Valley
          Ski Area Ltd. with respect to
          the consideration for the
          Subsidiary Guarantees and the
          Subordinated Note Subsidiary
          Guarantees.

     In rendering the following opinion,
     we have made the following
     assumptions:

     (a)  The Trustee has, or as of the
          delivery thereof shall have,
          authenticated the Notes and the
          New Notes; and

     (b)  The Subsidiary Guarantees and
          the Subordinated Note
          Subsidiary Guarantees have been
          executed in the same form of
          the copies presented to and
          reviewed by us.

     Based upon the foregoing and subject
to the further qualifications set forth
below, we render the following opinion:

     The Subsidiary Guarantees and the
Subordinated Note Subsidiary Guarantees
issued with respect to the New Notes and the New Subordinated Notes, respectively, by Waterville Valley Ski Area Ltd., a New
Hampshire corporation, will, when issued, be legally issued. The foregoing opinion is subject to the following qualification: the enforceability of any obligation of Waterville Valley Ski Area
Ltd. (including the Subsidiary Guarantees and Subordinated Note Subsidiary
Guarantees) may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or rules of law or equity affecting the enforcement generally of creditors rights and remedies, the discretion of the court before which equitable relief is requested, and laws related to fraudulent transfers or conveyances, preferences and equitable subordination.

     We consent to being named in the
above-captioned Registration Statement
and Prospectus under the caption "Legal
Matters" as counsel who are passing upon the validity of issuance of such Subsidiary Guarantees and Subordinated
Note Subsidiary Guarantees by Waterville
Valley Ski Area Ltd. and to your filing
copies of this letter as an Exhibit to
such Registration Statement.

          WADLEIGH, STARR, PETERS, DUNN &
          CHIESA


          By: WADLEIGH, STARR, PETERS,
          DUNN & CHIESA
          Partner